                                                                     Exhibit 4.3

                                                                    VAEKSTFONDEN
                                                                   Tagensvej 137
                                                             DK-2200 Kobenhavn N

                                                            Telefon: 35 86 86 35
                                                            Telefax: 35 86 86 36
Laneaftale

Debitor                      Phytera A/S under stiftelse
                             c/o Dragsted & Helmer Nielsen
                             Advokat Mogens Bach
                             Radhuspladsen 4
                             1550 Kobenhavn V

                             A/S-reg.nr.
                             SE-nr.
                             erkender herved at skylde

Kreditor                     VaekstFonden, Tagensvej 137, 2200 Kobenhavn N

Projekt nr. og betegnelse    1211 Phytera
---------------------------- --------------------------------------------------
Lanetype                     FU-lan
---------------------------- --------------------------------------------------
Lanebelob, kr.               13.232.7000
---------------------------- --------------------------------------------------
Projektnr.                   1211
---------------------------- --------------------------------------------------
Udbetaling                   Lanet udbetales I 3-maneders rater forud

---------------------------- --------------------------------------------------
Projektbudget, kr.           29.406.000
---------------------------- --------------------------------------------------
Finansieringsprocent         45
---------------------------- --------------------------------------------------
Projektperiode, start*       01.11.1995
---------------------------- --------------------------------------------------
Projektperiode, slut         31.12.1998
---------------------------- --------------------------------------------------

---------------------------- --------------------------------------------------
Rente** p.a., fast           7,98%
---------------------------- --------------------------------------------------
Rente** p.a., variabel       7,98%. Renten fastsaettes den forste bankdag I
                             hver maned
---------------------------- --------------------------------------------------
Forrentning sker fra         Udbetaling
---------------------------- --------------------------------------------------
Morarente                    14% p.a.
---------------------------- --------------------------------------------------
Stempelafgift, lan, kr.      39.698
---------------------------- --------------------------------------------------
Losoreejerpantebrev, kr.     150, forudsat vaerdipategning 10,000
---------------------------- --------------------------------------------------
Retsafgift, kr.              700
---------------------------- --------------------------------------------------

---------------------------- --------------------------------------------------
Terminsdatoer, kr.           01.04, 01.07, 01.10, 01.01
---------------------------- --------------------------------------------------
1. ydelse                    01.04.1999
---------------------------- --------------------------------------------------
Ydelse pr. termin***         Se tilbagebetalingsoversigt af 12.12.1955
---------------------------- --------------------------------------------------
Royaltyprocent****           12,23
---------------------------- --------------------------------------------------

---------------------------- --------------------------------------------------
Projektrapporteringsdatoer   01.04, 01.07, 01.10, 01.01
---------------------------- --------------------------------------------------
1. gang den                  01.04.1996 for perioden indtil 31.12.1996
---------------------------- --------------------------------------------------
Indsendelsesfrist            3 uger
---------------------------- --------------------------------------------------
Sikkerhed                    Pant I projektet
---------------------------- --------------------------------------------------

*)       Omkost for arbejde udfort for projektets startdata medfinansieres ikke.
**)      Renten tilskrives kvartalsvis bagud.
***)     Afdragenes storrelse fremglr af vedlagte tilbagebetalingsoversigt.
****)    Se under afonittet oen tilbagetetaling pa side 2.

Forudsaetning               Lanet gives under forudsaetning af, at

                            . projektet udfores som specificeret I det ansogningsmateriale, VaekstFonden har lagt til grund for bevillingen,
                            . projektets budget f0lges, jf. VaekstFonden budgetskema,
                            . royalty beregnes af Phytera Inc.'s samlede koncernomsaetning.
                            . lanet tilbagebetales over maks. 5 ar efter projektafslutning. Erlagt royalty tilbagebetales ikke i forbindelse med en evt. gaeldsnedskrivning.
                            . DUF skal have en repraesentant i Phytera Inc.'s bestyrelse indtil en evt. b0rsintroduktion af Phytera Inc.
                            . semest 1/2 ar efter udbetaling af 1. rate skal det danske selskab have ansat en fuldtidsdirekt0r
                            . lanet forfalder til betaling uden ret til gaeldsnedskrivning, hvis antal let af udviklingspersonale i Phytera A/S falder til under 8 personer, inden lanet er tilbagebetalt.
                            . VaekstFonden vil lade foretage en evaluering af projektet, der afsluttes senest den 30. marts 1997. Indtil evalueringen er gennemf0rt med et efter VaekstFondens sk0n positivt resltat, kan der h0jst ud betales 4 mio. kr. pa lanet. Projektets forl0b, Phytera Inc.'s finansielle situation samt forventningerne til det danske selskabs kommercialiseringsmuligheder indgar i evalueringen.

Betingelser                 1. rate udbetales, nar VaekstFonden har modtaget
for udbetaling              denne aftale i underskrevet stand sammen med de
                            0vrige oplysninger og dokumenter, angivet i f0lgebrevet, og nar f0lgende betingelser er opfyldt:
                            .  Phytera A/S skal vaere etableret med en kontant
                               indbetalt aktiekapital pa 500.000 kr.
                            .  kautionserklaering fra Phytera Inc. er modtaget.
                            .  Phytera Inc. skal tilf0res 6,0 mio. USD i ny
                               aktiekapital, heraf milnimum 1,8 mio. USD fra DUF (Series C Preferred Shares).

                            Inden 2 rate udbetales skal VaekstFonden endvidere modtage
                            .  anmaerkningsfrit tinglyst l0s0reejerpantebrev.

Sikkerhed          L0s0reejerpantebrev 13.232.700 kr. med pant i
                   projektrettighederne.

Tilbagebetaling    Lanet afvikles som anf0rt i laneaftalen og
                   tilbagebetalingsoversigten. Ydelserne opkraeves via PBS.
                   Tilbagebetalingsaftalen kan ikke aendres.

                   Afviklingen er fastsat ud fra en beregnet royalty af Phytera Inc.'s forventede omsaetning. Royaltyprocenten er anf0rt pa side l i denne laneaftale.

                   Hvis der resterer en restgaeld den sidste terminsdato, fortsaetter afvikllingen af lanet med samme terminsdatoer som anf0rt i laneaftalen og med samme ydelse som den, der forfalder den sidste termin, jf. tilbagebetalingsoversigten.

                   Royaltyen beregnes af:
                   Phytera Inc.'s samlede koncernomsaetning.

                   Anvendes projektets/projekternes resultater belt eller delvist i andre produkter, markeder, ydelser eller projekter, skal omsaetningen herfra medregnes fuldt ud i den omsaetning, hvoraf royaltyen beregnes. Saelges eller overdrages rettigheder eller know-how til projektet eller dele heraf, hereunder aftaler om licens, betales en royalty til VaekstFonden pa 25% af bruttoindtaegten.

Gaeldsnedskrivning Lantager kan til enhver tid forlange nedskrivning af restgaelden mod overdragelse af samtlige projektrettigheder, herunder samtlige salgsrettigheder jf. afsnittet om tilbagebetaling. Lantager haeter dog stadig for et bel0b svarende til royaltyen af enhver omsaetning, projektet bar skabt. Royaltyprocenten er anf0rt pa side 1. Royaltybel0bet reguleres med betalte ydelser, erlagte ydelser tilbage betales ikke.

Rettigheder        Lantager indestar for, at rettighederne til
                   udviklingsprojektet alene tilh0rer lantager.

Erklaering         Lantager erklaerer ikke at have ans0gt eller modtaget anden offentlig st0tte til dette eller til graensende projekter, uden at VaekstFonden skriftligt har faet meddelelse herom.

0vrige betingelser Lantager har modtaget:
                   . tilbagebetalingsoversigt, dateret 12 december 1995, . VaekstFondens budgetskema og
                   .  VaekstFondens almindelige betingelser
                      for lan, august 1995, som uden
                      yderligere underskrift gaelder for
                      lanet.

Valg af rente       Lanet 0nskes med: [x] fast rente [_] variabel rente
                    Valget galder for hele lanets labetid.

                    Laneaftalen underskrives i 2 eksemplarer.

   Dato  11/4/96                               Dato  11 april 1996
         -----------------------------               ---------------------------

   Phytera A/S under stiftelse                 VaekstFonden

                                               /s/ Bent Kiemer
   /s/ Gustav A. Christensen                   /s/ Otto Kjaegaard
   -----------------------------------         ---------------------------------
   (Navnene skrives tillige med                Bent Kiemer      Otto Kjaegaard

                  Til vitterlighed for sa vidt angar lantager:
                 (bedes udfyldt med maskinskrift og underskrevet):

     Navn:   [illegible]                       Navn:
          ----------------------------              ----------------------------
     Stilling:                                 Stilling:
              ------------------------                  ------------------------
     Adresse:                                  Adresse:
             -------------------------                 -------------------------
     Postnr/by:                                Postnr/by:
               -----------------------                   -----------------------
     Radhuspladeen 4 - 1550 K0benhavn V
     Telefon 33 14 66 66 - Telefax 33 14 66 67

     ---------------------------------         ---------------------------------
     Underskrift                               Underskrift

                                   Stempel              150 kr.
                                   Tingl.afgift         700 kr.
                                   I alt                850 kr.

                                                                     ANMELDER:
                                                                     VaekstFonden
                                                                     Tagensvej 137
                                                                     2200 K0benhavn N
                                                                     Tlf. 35 86 86 35

Vaedipategning
Det erklaeres pa tro og love, at vaedien af pantet ikke overstiger 10.000 kr

Ejerpantebrev (L0s0re)

Debitors navn og adresse:           Phytera A/S
                                    c/o Advokatfirmaet Dragsted & Helmer Nielsen
                                    Advokat Mogen Bach
                                    Radhuspladsen 4
                                    1550 Kobenhavn V

                                    SE nr.
                                    erkender herved at skylde

Kreditor                            Samme, eller den til hvem naevaerende
                                    pantebrev matte blive overdraget, vaere sig til pant eller pa anden made, uden personligt gaeldsansvar.

Bel0bets st0rrelse:                 13.232.700 kr.
                                    skriver kr.
                                    trettenmillionertohundrededetretitotusindesyvhunrede

Rente - og betalingsvilkar:         Pantebrevet forrentes med 16% p.a. fra
                                    overdragelsen at regne Renten erlaegges
                                    hver 11. juni og 11. december termin.
                                    halvarligt bagud, f0rste gang i den
                                    f0rste termin efter overdragelsen.

Pantegenstanden:                    Samtige de ophavsrettigheder, der knytter
                                    sig til pantsaetters udvikling af
                                    plantekulturer med projektnummer 1211,
                                    herunder alt materiale,softwarebeskrivelser,
                                    kildetekster og alle resultater af enhver
                                    art, der klart fremstar som h0rende til og
                                    vaerende en del af projektet, herunder alle
                                    tegninger, beskrivelser, diagrammer,
                                    prototyper og det udviklede produckt og
                                    eventuelle andre produkter, der er resultat
                                    af ovennaevnte udviklingsarbejde.Panteretten
                                    omfatter endvidere den af projektete
                                    omfattede fond af teknisk know-how.

                                    Yderligere omfatter pantet samtlige
                                    indtaegter af pantet, herunder leje-,
                                    licens- og forpagtningsafgift samt
                                    forsikringssummer.

Foranstaende haeftelser:            Ingen

Fuldmagtshaver:                     VaekstFonden bemyndiges til pa mine vegne at
                                    underskrive pategninger af enhver art pa
                                    dette pantebrev, herunder kvitterings-,
                                    transport-, moderations-og
                                    relaksationshpategninger.

Adressat for                        Meddelelser i henhold til Retsplejelovens
                                    kap. 50 og ovrige meddelesler, der efter

eventuel meddelelse                 lovens bestemmelser skal senders til
om                                  pantekreditor, bedes sendt til:
retsforf0lgning m.v.:
                                    VaestFonden
                                    Tagensvej 137
                                    2200 K0benhavn N

0vrige kredit-
oplysninger                         Er pantebrevet omfattet af lov om
                                    kreditaftaler JA [_]       NEJ [x]

Opsigelse:                          Pantebrevet kan til enhver tid opsiges af
                                    kreditor eller af debitor uden varsel.

NB.                                 Adresseaendring skal meddeles til kreditor.
                                    Ved forsinket betaling af renter og afdrafg kan kreditor forlange kapitalen indfriet, se sidste side, punkt 7a.

I 0rigt gaelder Justitsministeriets nedenstaende pantebrevsformular L0S0RE
(sidste side)

                                    For sa vidt pantebrevet alene underskrives af debitor, erklaerer denne samtidig at vaere ugift eller at pantet ikke omfattes af lov om aegteskabets retsvirkninger ss. 19.

Dato:                                    [illegible]    , den    Aug. 8, 96
                                    --------------------      ------------------

                                    Phytera A/S

Debitors
underskrift                         /s/ Gustav A. Christensen     /s/ Malcolm Morville
                                    --------------------------------------------------
                                    Navnet bedes tillige anfort med maskinskrift
                                    /blokbogstaver

                                    For sa vidt debitor er gift, erklaerer
                                    medunderskrevne aegtefaelle samtykke i
                                    pantsaetningen. Er aegtaellen medejer,
                                    underskrives som debitor og pantsaeter.

Aegtefaelle:                         ___________________________________________


                                     Til vitterlighed om underskriftens aethed, dateringens rigtighed samt underskriverens myndighed (bedes udfuldt med maskinskrift:

Navn:_________________________            Navn:___________________________
Stilling:_____________________            Stilling:_______________________
Bopael:_______________________            Bopael:_________________________

-----------------------------             --------------------------------
Underskrift                               Underskrift

Pantsaetter                         Phytera A/S
                                    c/o Advokatfirmaet
                                    Dragsted & Helmer Nielsen
                                    Advokat Mogens Bach
                                    Radhuspladsen 4
                                    1550 K0benhavn V

Panthaver                           VaekstFonden, Tagensvej, 137, 2200 K0benhavn N

Pant                                Til sikkerhed for patnsaetters gaeld til panthaver i
                                    henhold til laneaftale nr 1211 handpantsaettes 13.232.700
                                    kr. l0s0reejerpantebrev med 1. priortets pant i projekt til udvikling af plantekulturer.

                                    L0s0reejerpantet tjener til sikkerhed for tilbagebetaling af lan, renter og omkostninger.

                                    Panteretten if0lge pantebrevet udvides ud over den i
                                    pantebrevet angivne hovedstol med den pal0bne rente i indtil
                                    5 ar. Udvidelsen beregnes af den oprindelige hovedstol med den i pantebrevet anf0rte rentesats. Udvidelsen pantsaetning ved pantebrevets pantsaetning til VaekstFonden og vedvarer indtil det pantsattes eventuelle realisering, dog maks. 5
                                    ar.

Betingelser                         VaekstFondens almindelige betingelser for lan, august 1995.

Dato                                8-8-1996

Som pantsaetter                     Phytera A/S

                                    Underskift  /s/ Gustav A Christensen   /s/ Malcolm Morville
                                              ----------------------------------------------------
                                    Navnet anfores tillige med maskinskrift

                                    Til vitterlighed for sa vidt angar lamtager: (bedes udfyldt med maskinskrift og underskrevet):

                                    Navn:_____________________         Navn:___________________
                                    Stilling:_________________         Stilling:_______________
                                    Adresse:__________________         Adresse:________________
                                    Postnr/by:________________         Postnr/by:______________

                                    --------------------------         ------------------------
                                    Underskrift                                 Underskrift

Kautionserklaering

Debitor                             Phytera A/S under stiftelse
                                    c/o Advokafirmaet Dragsted & Helmer Nielsen
                                    Advokat Mogens Bach
                                    Radhuspladsen 4
                                    1550 K0benhavn V

Kreditor                            VaekstFonden
                                    Tagensvej 137
                                    2200 K0benhavn N

Kautionist                          Phytera Inc. indestar som
                                    selvskyldnerkautionist for betaling af
                                    ethvert bel0b, som pahviler Phytera A/S
                                    (under stifelse) i benhold til projekt 1211,
                                    lan 13.232.700 kr. med tilh0rende
                                    almindelige betingelser for lan dateret
                                    august 1995.

                                    Renterne tilskrives lanet.

Saerlige forudsaetninger            Der gaelder saelige viklar fpr lanets
                                    udbetaling og afvikling, jf. laneaftalen
                                    med debitor.  Saerligt skal kautionisten
                                    vaere opmaerksom pa forudsaetningerne for
                                    lanet jf. laneaftalen, hvor det bl.a.
                                    fremgar, at

                                    .  Phytera Inc. skal acceptere, at det danske selskab selvstaendigt kan kommercialisere egne udviklingsprojekter i det omfang disse retter sig mod andet end den farmaceutiske industri.

                                    .  Royalty beregnes af Phytera Inc.'s samlede omsaetning.

                                    .  Lanet tilbagebetales over maks. 5 ar efter projektafslutning. Eriagt royalty tilbagebetales ikke i forbindelse med en evt. gaeldsnedskrivning.

                                    .  DUF far en plads i Phytera Inc.'s bestyrelse indtil en evt.
                                       b0rsintroduktion af Phytera Inc.

                                    .  Senest 1/2 ar efter udbetaling af 1. rate skal det danske selskab have ansat en fuldtidsdirekt0r.

                                    .  Lanet forfalder til betaling uden ret til gaeldsnedskrivning, hvis antallet af udviklingspersonale i Phytera A/S falder til under 8 personer, inden lanet er tilbagebetalt.

                                    .  Senest nar den udbetalte del af naervaerende lan overstiger 4 mio. kr., vurderer VaekstFonden, om projektet forl0ber planmaessigt, samt om Phytera
                                       Inc.'s finansielle situation fortsat kan sikre projektets gennemf0relse.
                                    .  VaelstFonden vil lade foretage en ekstern evaluering af projektet 12-15 maneder inde i udviklingsperioden med henblik pa Fondens fortsatte medvirken. I denne evaluering vil

                                       ogsa indga forventningerne til det danske selskabs egne kommercialiseringsmuligheder.

Kaution                             Phytera Inc. indestar som selvskyldnerkautioinist.  Lanet
                                    tilbagebetales med en royalty af Phytera Inc.'s samlede
                                    omsaetning, og Phytera Inc. er forpligtet til at udlevere
                                    revisorattesterede omsaetningtal til VaelstFonden.

Betingelser                         I 0vrigt gaelder VaekstFondens almindelige
                                    betingelser for lan, dateret august 1995.

Vaerneting og Lovvalg               For alle krav som udspringer af eller er relateret til
                                    naervaerende kautionsforpligtelse accepterer Phytera Inc.
                                    at tvister afg0res efter dansk ret ved danske domstole.

                                    Phytera Inc. accepterer, at en endelig dansk
                                    domstolsafg0relse kan eksekveres over for selskabet i USA.

                                    Den     4/11/96

                                    Phytera Inc.


                                    /s/  Christopher J. Pazoles
                                    ----------------------------------
                                    Christopher J. Pazoles

                                                             English Translation

                                                                          (Logo)

                                                                    VAEKSTFONDEN
Loan Agreement


The Debtor:                Phytera A/S under formation
                           c/o Dragsted & Helmer Nielsen, Law Office
                           Mr. Mogens Bach, attorney-at-law
                           No. 4 Radhuspladsen
                           DK-1550 Copenhagen V

                           Corporate Registration No.
                           SE-No.

                           hereby admits indebtedness to

The Creditor:              VaekstFonden, No.137 Tagensvej, DK-2200 Copenhagen N.

Project No. and Name:      1211 Phytera

--------------------------------------------------------------------------------
Type of loan                  R&D Loan
--------------------------------------------------------------------------------
Amount of loan, DKK           13,232,700
--------------------------------------------------------------------------------
Project No.                   1211
--------------------------------------------------------------------------------
Disbursement                  By 3-month installments in advance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Project budget, DKK           29,406,000
--------------------------------------------------------------------------------
Financing share (%)           45
--------------------------------------------------------------------------------
Project period, start*        November 1, 1995
--------------------------------------------------------------------------------
Project period, end           December 31, 1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interest** p.a., fixed        7.98%
--------------------------------------------------------------------------------
Interest** p.a., variable     7.98%. To be fixed on the 1st banking day each
                              month.
--------------------------------------------------------------------------------
Interest accrues as from      Disbursement
--------------------------------------------------------------------------------
Late interest                 14% per annum
--------------------------------------------------------------------------------
Stamp duty, loan, DKK         39,698
--------------------------------------------------------------------------------
Bill of sale reg. to owner    DKK 150.00 - assuming value endorsement of 10,000
--------------------------------------------------------------------------------
Court fee, DKK                700
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Payment due dates             April 1; July 1; October 1; January 1
--------------------------------------------------------------------------------
1st payment                   April 1, 1999
--------------------------------------------------------------------------------
Payment per due date***       See repayment schedule dated December 12, 1995.
--------------------------------------------------------------------------------
royalty percentage****        12.23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Project reporting dates       April 1; July 1; October 1; January 1.
--------------------------------------------------------------------------------
1st reporting date            April 1, 1996, for the time until
                              December 31, 1996.
--------------------------------------------------------------------------------
Respite for submission        Three (3) weeks
--------------------------------------------------------------------------------
Security                      Pledge on the Project
--------------------------------------------------------------------------------

*) Costs of work carried out prior to the Project's starting date are not included in the financing.
**)    Interest is added quarterly in arrears.
***) The amount of the installments appears from the enclosed repayment schedule.

****)  See under the paragraph on repayment on page 2.

Preconditions              The loan is being granted under the following
                           conditions:
                           .   The Project is carried out as specified in the
                               application material on which
                               VaekstFonden has based the grant;
                           .   The budget for the Project is adhered to, cf.
                               VaekstFonden's budget form;
                           .   Royalty is calculated on the basis of Phytera
                               Inc.'s total consolidated sales;
                           .   The loan is repaid over a period of not more than
                               five (5) years from the end of
                               the Project. Any royalty paid is not reimbursed in connection with a possible write-down of the debt;
                           .   DUF must have a representative on the Board of
                               Phytera Inc. until any
                               stock-exchange introduction of Phytera Inc.;
                           ./1/The Danish Company must have employed a full-time
                               manager within six (6) months of
                               start of the Project.
                           .   The loan becomes payable without any right to
                               write down the debt if the number of development staff in Phytera A/S becomes less than 8 persons before the loan has been repaid;
                           .   VaekstFonden will arrange for an evaluation of
                               the Project to be completed not later than march 30, 1997. Until the evaluation has been completed with a result that VaekstFonden deems favourable, a maximum of DKK 4,000,000 may be disbursed on the loan. The progress of the Project, the financial situation of Phytera Inc., and the expected commercialization prospects of the Danish Company will be factors in the evaluation.

Conditions for             The 1st installment will be disbursed when
disbursement               VaekstFonden has received this Agreement,duly
                           signed, together with the other details and documents indicated in the covering letter, and when the following conditions have been met:
                           .   Phytera A/S must have been established with a
                               share capital of DKK 500,000.00 paid up in cash;
                           .   The bail bond from Phytera Inc. has been
                               received; and
                           .   Phytera Inc. must be established with a share
                               capital of USD 6,000,000, including at least USD 1,800,000 from Dansk Udviklingsfinansiering A/S ("Danish Development Financing Ltd."); ("Series C Preferred Shares")

                           Before the 2nd installment is disbursed VaekstFonden must, furthermore, receive:
                           . Bill of sale registered to owner and with clean registration of title

Security Bill of sale registered to owner for DKK 13,232,700 secured on the Project rights.

Repayment                  The loan shall be repaid as specified in the Loan
                           Agreement and the repayment schedule. The payments are collected via standing order payments service.
                           The repayment agreement is not subject to change.

                           The repayment is determined on the basis of a calculated royalty on Phytera Inc.'s anticipated sales. The royalty percentage is stated on p. 1 of this Loan Agreement.


--------------------
/1/ Preconditions, bullet no. 6: "The Danish Company must have employed a full-time manager within six (6) months of start of the project" was changed to "The Danish Company must have employed a full-time manager within six (6) months from receipt of the first payment from VaekstFonden".

                           If a balance remains on the debt on the last due date, the repayment of the loan shall continue with the same due dates as stated in the Loan Agreement and with the same payment as that which becomes payable on the last due date, cf. the repayment schedule.


                           The royalty shall be calculated on the basis of:
                           Phytera Inc.'s total consolidated sales.

                           If the results of the Project(s) are used, wholly or in part, in other products, markets, services or projects, any sales therefrom shall be fully included in the sales on which the royalty is computed. If rights or know-how in the Project, or parts thereof, are sold or transferred (including licensing agreements), a royalty shall be paid to VaekstFonden at the rate of 25% of the gross receipts.

Write-down of debt         The borrower may at any time demand a
                           write-down of the outstanding debt against transfer
                           of all Project rights, including all selling rights,
                           cf. the paragraph on repayment. However, the borrower
                           shall remain liable for a sum corresponding to the
                           royalty on any sale generated by the project. The
                           royalty percentage is stated on p.1 hereof. The
                           amount of royalty shall be adjusted to reflect
                           services paid; services paid are not subject to
                           reimbursement.

Rights The borrower warrants and guarantees that all rights in the development project are the exclusive property of the borrower.

Declaration                The borrower declares that it has not applied for or
                           received other public subsidy of this Project or
                           adjacent projects without having duly notified
                           VaekstFonden thereof in writing.

Other conditions           The borrower has received:
                           .   Repayment schedule dated December 12, 1995;
                           .   The budget form of VaekstFonden; and
                           .   VaekstFonden's general terms and conditions for
                               loans, August 1995, which shall apply to the loan
                               without any further signature.

Choice of Interest         The rate of interest selected for the loan shall be:
                               Fixed        [x]
                               Variable     [_]

                           This Loan Agreement shall be signed in two (2) copies.

                           Date:  11/4/96                 Date:  April 11, 1996.
                           Phytera A/S under formation    VaekstFonden

                                                          /s/ Bent Kiemer
                           /s/ Gustav A. Christensen      /s/ Otto Kjaergard
                           -------------------------      ----------------------------
                           (Please also type names)       Bent Kiemer  Otto Kjaergaard

                           IN WITNESS of the Borrower's signature:
                           (please complete in typing, and sign)

                           Name:  [illegible]                 Name:
                                ----------------------             ---------------------
                           Title:                             Title:
                                 ---------------------              --------------------
                           Address:                           Address:
                                   -------------------                ------------------
                           ZIP code/town:                     ZIP code/town:
                                         -------------                      ------------
                           Radhuspladeen 4-1550- K0benhavn V
                           Tel. 33 14 66 66    Fax 33 14 66 67


                           -----------------------        ------------------------
                           Signature                      Signature

Stamp duty:                DKK 150                                   Translation
Registration fee:          DKK 700                                   -----------
Total                      DKK 850

                                                                      APPLICANT:
                                                                    VaekstFonden
                                                               No. 137 Tagensvej
                                                         DK - 2200 Copenhagen N.
                                                              Tel: +45 3586 8635

Value Endorsement:
-----------------
We hereby solemnly declare that the value of the mortgaged property does not exceed DKK 10,000.00.

Bill of Sale Registered to Owner
(Chattel Mortgage)

Name and address           Phytera A/S
of Debtor                  c/o Dragsted & Helmer Nielsen, Law Office
                           Mr. Mogens Bach, attorney-at-law
                           No. 4 Radhuspladsen
                           DK - 1550 Copenhagen V.

                           SE No.

                           hereby admits indebtedness to

The Creditor:              Same, or whomever this Bill of Sale may be assigned
                           to, be it by mortgage or otherwise, without personal
                           liability.

Amount:                    DKK 13,232,700
                           (in letters: thirteen million two hundred and thirty two thousand and seven hundred Danish Kroner only).

Terms of interest          The Bill of Sale shall be subject to interest at the
and payment:               rate of sixteen percent (16%) as from the time of
                           transfer.  Interest shall be payable on every
                           June 11 and December 11 due date semi-annually in
                           arrear, the first time being the first due date
                           following the transfer.

The property mortgaged:    All of those copyrights which attach to the
                           mortgagor's development of plant cultures with
                           Project No. 1211, including all such material,
                           software descriptions, source code, and results of
                           any kind as clearly appear as belonging to and being
                           a part of the Project, including all drawings,
                           descriptions, diagrams, prototypes, and the developed
                           product and any other products which are the result
                           of the above development work. The mortgage shall
                           also include the fund of technical know-how covered
                           by the Project.

                           Furthermore, the mortgage shall include all income from the mortgage, such as but not limited to payments of rent, license fees and leases, as well as insurance sums.

Prior mortgages:           None.

Principal:                 VaekstFonden is hereby authorized to sign on my
                           behalf endorsements of any kind to this
                           Bill of Sale, including endorsements of receipt,
                           assignment, reduction, and release.

Addressee for any          Notices in pursuance of Part 50 of the Administration
notices of legal           of Justice Act and such other notices as shall by
                           law be sent to the mortgagee, should be addressed to:

proceedings, etc.
                                    VaekstFonden
                                    No. 137 Tagensvej
                                    DK - 2200 Copenhagen N.

Other credit details:      Is this Bill of Sale covered by the Credit Contracts
                           Act?
                                    Yes        [_]        No         [x]

Termination:               This Bill of Sale may at any time be terminated by
                           the Creditor or the Debtor without notice.

NOTE: Any change of address must be notified to the Creditor. In the event of delay with the payment of interest and installments the Creditor shall have the right to demand a redemption of the capital, cf. item 7a on the last page.

This Bill of Sale shall otherwise be governed by the provisions of the Chattel Mortgage form issued by the Ministry of Justice (last page).

                           If the Bill of Sale is signed by the Debtor alone, the Debtor also declares that he is single or that the mortgage is not covered by sect. 19 of the Marriages (Legal Effects) Act.

Place & Date:              [illegible]     , this    8    day of    Aug.   1996.

                           Phytera A/S under formation

Debtor's signature:        /s/ Gustav A. Christensen      /s/ Malcolm Morville
                           -----------------------------------------------------
                           Please also type name or use block letters

                           If the Debtor is married, the Debtor's spouse signifies her consent to the mortgage by her signature. If the spouse is co-owner, the signature is that of a debtor and mortgagor.

Spouse:                    _________________________________

                           IN WITNESS of the authenticity of the signature(s), the correctness of the date, and the full legal age of the signatory/ies (please type):

Name:    _____________________________  Name:   _____________________________
Title:   _____________________________  Title:  _____________________________
Address: _____________________________  Address:_____________________________
         _____________________________          _____________________________


---------------------------------------         -------------------------------
Signature                                       Signature


                                                                        (Logo)
                                                                   VAEKSTFONDEN
Instrument of Pledge

Pledgor:                   Phytera A/S
                           c/o Dragsted & Helmer Nielsen, Law Office
                           Mr. Mogens Bach, attorney-at-law
                           No. 4 Radhuspladsen
                           DK - 1550 Copenhagen V

Pledgee:                   VaekstFonden, No. 137 Tagensvej, DK - 2200 Copenhagen N.

Pledge: By way of security for the Pledgor's debt to the Pledgee in pursuance of Loan Agreement No. 1211, a bill of sale registered to owner for DKK 13,232,700 is hereby pledged as 1st Pledge on a project regarding development of plant cultures.

                           The Bill of Sale shall serve as security for the repayment of loan, interest and costs.

                           The mortgage under the Bill of Sale is extended beyond the principal (?) stated in the Bill of Sale by up to five (5) years. The extension is calculated on the original principal at the rate of interest stated in the Bill of Sale. The extension shall commence upon the pledging of the Bill of Sale to VaekstFonden and shall continue until any realization of the property pledged, subject to a maximum of five
                           (5) years.

Conditions:                VaekstFonden's General Terms and Conditions for
                           Loans, August 1995.

Date:                      8-8-1996
                           -------------------

As Pledgor:                Phytera A/S under formation

                           Signature:/s/Gustav A. Christensen  /s/Malcolm Morville
                                     -----------------------------------------------
                                       (Please also type name)

                           IN WITNESS of the Borrower's signature:
                           (please complete in typing, and sign)

                           Name:__________________   Name:___________________
                           Title:_________________   Title:__________________
                           Address:_______________   Address:________________
                           ZIP code/town:_________   ZIP code/town:__________

                           _______________________   ________________________
                           Signature                 Signature

                                                                 Translation
Surety Commitment                                                ------------

Debtor:                    Phytera A/S
                           c/o Dragsted & Helmer Nielsen, Law Office
                           Mr. Mogens Bach, attorney-at-law
                           No. 4 Radhuspladsen
                           DK - 1550 Copenhagen V

Creditor:                  VaekstFonden
                           No. 137 Tagensvej
                           DK - 2200 Copenhagen N.

Surety: Phytera Inc. guarantees as surety for the payment of all and any amount owing by Phytera A/S (under formation) in pursuance of Project 1211, Loan DKK 13,232,700 with associated General Terms & Conditions for Loans dated August 1995.

                           Interest will be added to the Loan.

Special Conditions:        The disbursement and repayment of the Loan are
                           subject to special conditions, cf. the Loan Agreement with the Debtor. The surety should take particular note of the preconditions for the Loan, cf. the Loan
                           Agreement, from which appears, i.a., that:

                           . Phytera A/S must accept that the Danish Company may independently commercialize own development projects to the extent that these projects address industries other than the pharmaceutical one;
                           . Royalty is calculated on the basis of Phytera Inc.'s total sales;
                           . The Loan is repaid over a period of not more than five (5) years from the end of the Project. Any royalty paid is not reimbursed in connection with a possible write-down of the debt;
                           . DUF must be given a seat on the Board of Phytera Inc. until any stock-exchange introduction of Phytera Inc.:
                           ./2/The Danish Company must have employed a full-time
                               manager within six (6) months of start of the project.
                           . The Loan becomes payable without any right to write down the debt if the number of development staff in Phytera A/S becomes less than 8 persons before the Loan has been repaid;
                           . VaekstFonden will evaluate if the Project is progressing according to plan and if the financial situation of Phytera Inc. continues to be capable of securing the completion of the Project. This will occur when the disbursed portion of this Loan exceeds DKK 4,000,000, at the latest;
                           . VaekstFonden will arrange for an external evaluation of the Project some 12 to 15 months into the Project period with a view to considering the continued cooperation of VaekstFonden. Expectations as to the Danish Company's own commercialization prospects will also be included in this evaluation.

--------------------
/2/Special conditions, bullet No. 5: "The Danish Company must have employed a full-time manager within six (6) months of start of the project" was changed to "The Danish Company must have employed a full-time manager within six (6) months from receipt of the first payment from VaekstFonden"

Suretyship:                Phytera Inc. guarantees as surety.  The Loan is
                           repaid with a royalty on Phytera Inc.'s total sales, and Phytera Inc. is obligated to deliver sales figures attested by a CPA to VaekstFonden.

Conditions:                VaekstFonden's General Terms & Conditions for Loans
                           dated August 1995 shall otherwise apply.

Venue and                  Phytera Inc. accepts that, for all claims arising out
applicable law             of our incidental to this Surety Commitment, any
                           dispute shall be settled according to Danish law before Danish courts of law.

                           Phytera Inc. accepts that a final decision by a Danish court of law may be enforced against the Company in the U.S.A.

                           This   11     day of          April      1996.

                           Phytera Inc.


                           /s/ Christopher J. Pazoles
                           -----------------------------------
                           Christopher J. Pazoles


                                      18